Exhibit 99.1

TRIO-TECH REPORTS FISCAL 2025 SECOND QUARTER FINANCIAL RESULTS AND SHIPMENTS OF DYNAMIC TESTER SYSTEMS FOR THE GROWING SILICON CARBIDE AND GAN POWER MODULE MARKETS

Van Nuys, Calif. – February 13, 2025 – Trio-Tech International (NYSE MKT: TRT), a comprehensive provider of semiconductor back-end solutions and a global value-added supplier of electronic equipment, today announced its financial results for the second quarter that ended on December 31, 2024. The company also announced shipments of dynamic tester systems for Silicon Carbide (SiC) and Gallium Nitride (GaN) power modules during the quarter.

Trio-Tech International Chairman and CEO S.W. Yong’s Comments

“While our second quarter results were affected by softness in the semiconductor market and slower electronic equipment sales, we made progress with shipments of our dynamic tester systems for the growing SiC and GaN power module markets.

“SiC and GaN are revolutionizing power electronics, particularly in high-performance applications where efficiency and thermal management are crucial. Unlike traditional silicon (Si) technology, SiC and GaN facilitate faster switching with reduced energy loss and greater power capacity. As industries prioritize performance, durability, and cost-effectiveness, we believe they will recognize the advantages of these materials, which ultimately need to be tested by systems like our dynamic tester that complies with relevant automotive qualification guidelines (AQG).

“SiC and GaN provide significant benefits in efficiency, power density, and thermal tolerance, making them well-suited for demanding applications like industrial power systems, electric vehicles, and advanced computing like AI. Their capability to manage higher voltages and temperatures while reducing energy loss ensures their importance in next-generation power electronics.

“While Silicon remains dominant in many markets today, SiC and GaN are positioned to gain traction due to their superior power-handling capabilities and efficiency advantages. Our target customers include suppliers of power modules and inverters to automotive manufacturers, power semiconductor manufacturers, and third-party testing laboratories that provide certification and compliance services for mission-critical applications.

“Given the strong global demand for SiC and GaN and the encouraging initial response to our dynamic tester, we are actively engaging with several potential new customers who are developing applications for high-efficiency power solutions. We look forward to providing updates on our progress throughout the remainder of our fiscal year.”

Fiscal 2025 Second Quarter Financial Results

●	Total revenue was $8.6 million, compared to $12.2 million a year ago.

●	Gross margin was $2.2 million, or 26% of revenue, compared to $2.9 million, or 23% of revenue a year ago.
●	Total operating expense was $2.2 million, compared to $2.2 million a year ago.
●	Loss from operations was $3,000, compared to income from operations of $677,000 a year ago.
●	Other income was $678,000 mainly due to favorable foreign currency movement, compared to other expense of $100,000 a year ago.
●	Net income attributable to common shareholders was $507,000, compared to $507,000 a year ago.
●	Net income per diluted share was $0.12, compared to $0.12 a year ago.
●	Cash and cash equivalents were $10.3 million on December 31, 2024, compared to $10.0 million on June 30, 2024.

Fiscal 2025 First Six Months Financial Results

●	Total revenue was $18.4 million, compared to $22.2 million a year ago.
●	Gross margin was $4.5 million, or 25% of revenue, compared to $5.4 million, or 24% of revenue a year ago.
●	Total operating expense was $4.4 million, compared to $4.7 million a year ago.
●	Income from operations was $130,000, compared to income from operations of $676,000 a year ago.
●	Other income was $366,000, compared to $145,000 a year ago.
●	Net income attributable to common shareholders was $271,000, compared to $737,000 a year ago.
●	Net income per diluted share was $0.06, compared to $0.17 a year ago.

About Trio-Tech International

Trio-Tech International (NYSE MKT: TRT) is a California-based company operating in the United States, Singapore, Malaysia, Thailand, and China. Founded in 1958, Trio-Tech is a leading provider of semiconductor testing services, manufacturing solutions, and value-added distribution services. The company’s diversified business segments include semiconductor back-end solutions and industrial electronics.

For more information, visit www.triotech.com and www.universalfareast.com.

Forward Looking Statements

This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; the divestiture of one or more business segments in response to, among other factors, changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; trade tension between U.S. and China and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this release are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions. Many of these risks and uncertainties are beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission including its reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

For inquiries, please contact:

PondelWilkinson Inc.
Todd Kehrli or Jim Byers
tkehrli@pondel.com

jbyers@pondel.com

(tables below)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	December 31,	June 30,
	2024	2024
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,323	$10,035
Short-term deposits	6,222	6,497
Trade accounts receivable, less allowance for expected credit losses of $80 and $209, respectively	9,881	10,661
Other receivables	961	541
Inventories, less provision for obsolete inventories of $771 and $679, respectively	1,957	3,162
Prepaid expense and other current assets	548	536
Restricted term deposits	756	750
Total current assets	30,648	32,182
NON-CURRENT ASSETS:
Deferred tax assets	68	124
Investment properties, net	372	407
Property, plant and equipment, net	5,594	5,937
Operating lease right-of-use assets	1,197	1,887
Other assets	129	232
Restricted term deposits	1,792	1,771
Total non-current assets	9,152	10,358
TOTAL ASSETS	$39,800	$42,540

LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$1,804	$3,175
Accrued expense	2,695	3,634
Contract liabilities	721	754
Income taxes payable	288	379
Current portion of bank loans payable	258	261
Current portion of finance leases	42	57
Current portion of operating leases	943	1,162
Total current liabilities	6,751	9,422
NON-CURRENT LIABILITIES:
Bank loans payable, net of current portion	524	613
Finance leases, net of current portion	12	34
Operating leases, net of current portion	254	725
Income taxes payable, net of current portion	-	141
Other non-current liabilities	30	27
Total non-current liabilities	820	1,540
TOTAL LIABILITIES	$7,571	$10,962

EQUITY
SHAREHOLDERS’ EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 4,250,305 shares issued outstanding as at December 31, 2024 and June 30, 2024, respectively	$13,325	$13,325
Paid-in capital	5,656	5,531
Accumulated retained earnings	12,084	11,813
Accumulated other comprehensive income-translation adjustments	778	660
Total shareholders’ equity	31,843	31,329
Non-controlling interest	386	249
TOTAL EQUITY	$32,229	$31,578
TOTAL LIABILITIES AND EQUITY	$39,800	$42,540

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME / (LOSS)
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2024	2023	2024	2023
Revenue
Semiconductor Back-end Solutions	$5,809	$7,896	$12,688	$15,072
Industrial Electronics	2,801	4,300	5,715	7,083
Others	9	6	15	13
	8,619	12,202	18,418	22,168

Cost of Sales	6,401	9,348	13,878	16,794

Gross Margin	2,218	2,854	4,540	5,374

Operating Expense:
General and administrative	1,965	1,817	3,929	3,975
Selling	176	248	326	435
Research and development	114	131	202	216
(Gain) / Loss on disposal of property, plant and equipment	(34)	(19)	(47)	72
Total operating expense	2,221	2,177	4,410	4,698

(Loss) / Income from Operations	(3)	677	130	676

Other Income / (Expense)
Interest expense	(13)	(22)	(26)	(46)
Other income / (expense), net	686	(82)	321	114
Government grant	5	4	71	77
Total other income / (expense)	678	(100)	366	145

Income from Continuing Operations before Income Taxes	675	577	496	821

Income Tax Expense	(139)	(95)	(190)	(132)

Income from Continuing Operations before Non-controlling Interest, Net of Taxes	536	482	306	689

Discontinued Operations
(Loss) / Income from discontinued operations, net of tax	(7)	4	-	4
Net Income	529	486	306	693

Less: Net income / (loss) attributable to non-controlling interest	22	(21)	35	(44)
Net Income Attributable to Common Shareholders	$507	$507	$271	$737

Amounts Attributable to Common Shareholders:
Income from continuing operations, net of tax	511	503	271	730
(Loss) / Income from discontinued operations, net of tax	(4)	4	-	7
Net Income Attributable to Common Shareholders	$507	$507	$271	$737

Basic Earnings per Share:
Basic earnings per share from continuing operations	$0.12	$0.12	$0.06	$0.18
Basic earnings per share from discontinued operations	-	-	-	-
Basic Earnings per Share from Net Income	$0.12	$0.12	$0.06	$0.18

Diluted Earnings per Share:
Diluted earnings per share from continuing operations	$0.12	$0.12	$0.06	$0.17
Diluted earnings per share from discontinued operations	-	-	-	-
Diluted Earnings per Share from Net Income	$0.12	$0.12	$0.06	$0.17

Weighted Average Number of Common Shares Outstanding
Basic	4,250	4,120	4,250	4,109
Dilutive effect of stock options	153	139	119	161
Number of Shares Used to Compute Earnings Per Share Diluted	4,403	4,259	4,369	4,270

	Three Months Ended		Six Months Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2024	2023	2024	2023
Comprehensive (Loss) / Income Attributable to Common Shareholders:

Net income	$529	$486	$306	$693
Foreign currency translation, net of tax	(1,794)	1,158	220	975
Comprehensive (Loss) / Income	(1,265)	1,644	526	1,668
Less: comprehensive income / (loss) attributable to non- controlling interest	(2)	(72)	137	(74)
Comprehensive (Loss) / Income Attributable to Common Shareholders	$(1,263)	$1,716	$389	$1,742